Exhibit 99.1

Aerosonic Reports Third Quarter Results

CLEARWATER, Fla. – December 10, 2012 – Aerosonic Corporation (NYSE MKT: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced that today it filed its Quarterly Report on Form 10-Q for the three and nine months ended October 26, 2012 and October 28, 2011, respectively, with the United States Securities and Exchange Commission.

	Three Months Ended		Nine Months Ended
	(Unaudited)		(Unaudited)
	October 26, 2012	October 28, 2011	October 26, 2012	October 28, 2011

Sales, net	$7,267,000	$7,320,000	$22,100,000	$20,450,000
Operating income (loss)	$765,000	$336,000	$1,325,000	$(267,000)
Net income (loss)	$454,000	$146,000	$730,000	$(338,000)
Basic earnings (loss) per share	$0.12	$0.04	$0.19	$(0.09)
Diluted earnings (loss) per share	$0.11	$0.04	$0.18	$(0.09)

Net sales for the third quarter of fiscal year 2013 decreased $53,000, or 0.7%, to $7,267,000 when compared to $7,320,000 for the third quarter of fiscal year 2012. During the third quarter of fiscal year 2013, net sales decreased from the prior year period on decreased sales of mechanical products and development services, partially offset by sales of sensors, spares, and repairs. Net sales for the nine months ended October 26, 2012 increased $1,650,000, or 8.1%, to $22,100,000 when compared to $20,450,000 for the nine months ended October 28, 2011. During the first nine months of fiscal year 2013, net sales increased from the prior year period in most product groups, including sensors, spares, repairs, and development services. Net sales of mechanical products were comparable between the nine-month fiscal periods.

For the quarter ended October 26, 2012, net income was $454,000, or $0.12 basic and $0.11 diluted earnings per share, versus net income of $146,000, or $0.04 basic and diluted earnings per share, for the quarter ended October 28, 2011. For the nine months ended October 26, 2012, net income was $730,000, or $0.19 basic and $0.18 diluted earnings per share, versus a net loss of ($338,000), or ($0.09) basic and diluted loss per share, for the nine months ended October 28, 2011.

“The company continues to make excellent progress in execution and financial performance”, stated Doug Hillman, President and CEO. “In addition to improved revenue and earnings year to date, we have made steady progress improving the balance sheet while investing in both new products (e.g. OASIS®) and operating improvements.”

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results involve significant risks and uncertainties that may cause results to differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, the failure to reach revenue or profit projections and the development of new products that might not be successful. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.